Calculation of Filing Fee Tables
F-3
NatWest Group plc
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt Convertible into Equity	Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes	457(r)			$ 948,525,000.00	0.0001531	$ 145,219.18
Fees to be Paid	2	Equity	Ordinary Shares	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 948,525,000.00		$ 145,219.18
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 88,065.00
			Net Fee Due:						$ 57,154.18
Offering Note
[1]	Calculated in accordance with Rule 457(r) under the U.S. Securities Act of 1933, as amended. Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price. The prospectus supplement relates to total offering amount of GBP 750,000,000, which for the purposes of this exhibit has been converted from british sterling pounds to U.S. dollar at an exchange rate of GBP 1 = $1.2647.

[2]	Includes an indeterminate number of ordinary shares (the "Ordinary Shares") of NatWest Group plc issuable upon conversion of the Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (the "Additional Tier 1 Securities"). Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the Ordinary Shares issuable upon conversion of the Additional Tier 1 Securities because no additional consideration will be received in connection with the conversion of the Additional Tier 1 Securities.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	NatWest Group plc	F-3	333-251220	12/22/2021		$ 88,065.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	950,000,000	$ 950,000,000
Fee Offset Sources		NatWest Group plc	F-3	333-251220		12/22/2021						$ 88,065.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously filed a registration statement on Form F-3 (File No. 333-251220) filed on December 9, 2020 and automatically declared effective, as amended by Post-Effective Amendment No. 1 filed on December 22, 2021 (the "2020 Registration Statement"), for which the Registrant paid an aggregate registration fee of $1,297,800 to register $14,000,000,000 maximum aggregate offering price of unallocated securities. The Registrant subsequently filed a registration statement on Form F-3 (File No. 333-261837), initially filed on December 22, 2021, amended by Pre-Effective Amendment No. 1 filed on January 10, 2022 and declared effective on January 11, 2022 (the "2022 Registration Statement"), which included, pursuant to Rule 415(a)(6) under the Securities Act, $14,000,000,000 in maximum aggregate offering price of unsold securities that were previously registered on the 2020 Registration Statement. The 2022 Registration Statement was not fully used, resulting in an unsold aggregate offering amount of $950,000,000 of unallocated securities (the "Unsold Securities"). This unused amount results in an available fee offset of $88,065 (the "Remaining Fee Offset"). Pursuant to Rule 457(p) under the Securities Act, the Remaining Fee Offset that has already been paid and remains unused is being applied to the filing fees payable in connection with this prospectus supplement.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $948,525,000.00. The prospectus is a final prospectus for the related offering.
Additional Narrative Disclosure.